EXHIBIT 99.1

GLOBAL PRECISION MEDICAL INC.                                        Release 02-04

#536 – 1489 Marine Drive, West Vancouver, British Columbia V7T 1B8

Contact:

Lindsay Semple

E-mail:

globalprecision @shaw.ca

Tel:

604 926 2939

Fax:

604 926 2936

CHANGE IN CERTIFYING ACCOUNTANT

VANCOUVER, B.C, March 10, 2004 – GLOBAL PRECISION MEDICAL INC. (the “Company”) (OTCBB: “GBPMF”) announced that effective March 4, 2004, BDO Dunwoody LLP, Chartered Accountants, of Vancouver, British Columbia (“BDO”) has been engaged as the Registrant’s principal accountants to audit the Registrant’s financial statements for the fiscal year ended December 31, 2003.  BDO replaces Deloitte & Touche LLP (“Deloitte”), Chartered Accountants, of Vancouver, British Columbia.

The Board of Directors approved the appointment of BDO as independent accountants for the fiscal year ended December 31, 2003.  Although shareholder approval of the appointment of BDO is not required, ratification of the appointment is being sought at the next annual meeting of shareholders being held May 5, 2004.

During the Company’s last two fiscal years ended December 31, 2002 and December 31, 2001, and during any subsequent interim periods preceding the date of termination, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with their reports on the financial statements.

On behalf of the Board of Directors - GLOBAL PRECISION MEDICAL INC.

/s/ Lindsay B. Semple - CEO and Director

SAFE HARBOR STATEMENT

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.”  ALTHOUGH THE COMPANY BELIEVES THAT IT CAN MEET THE LISTING REQUIREMENTS OF THE TSVX, THERE IS NO GUARANTEE THAT IT WILL BE ACCEPTED FOR LISTING ON THAT EXCHANGE.